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                                                                    EXHIBIT 12.2

                          U.S. BANCORP AND SUBSIDIARIES
                                 CAPITAL RATIOS

                                                                    March 31,
(In Thousands)                                                        1997
                                                                   -----------
Total assets, as reported
     U. S. Bancorp                                                  33,754,248
     U. S. Bank of Oregon                                           14,545,773
     U. S. Bank of Washington                                       10,385,497
     U. S. Bank of Idaho                                             3,616,849

Shareholders' equity as reported
     U. S. Bancorp                                                   2,782,121
     U. S. Bank of Oregon                                            1,109,076
     U. S. Bank of Washington                                          717,733
     U. S. Bank of Idaho                                               237,827

Tier 1 capital
     U. S. Bancorp                                                   2,733,161
     U. S. Bank of Oregon                                            1,095,288
     U. S. Bank of Washington                                          723,762
     U. S. Bank of Idaho                                               238,566

Total capital
     U. S. Bancorp                                                   3,945,601
     U. S. Bank of Oregon                                            1,649,956
     U. S. Bank of Washington                                        1,086,468
     U. S. Bank of Idaho                                               346,763

Weighted risk assets
     U. S. Bancorp                                                  32,926,556
     U. S. Bank of Oregon                                           15,140,203
     U. S. Bank of Washington                                       10,187,245
     U. S. Bank of Idaho                                             3,043,972

Adjusted quarterly average assets
     U. S. Bancorp                                                  32,674,063
     U. S. Bank of Oregon                                           14,027,725
     U. S. Bank of Washington                                       10,026,479
     U. S. Bank of Idaho                                             3,691,293

Risk-based capital ratios
     Tier 1 capital to weighted risk assets
        U. S. Bancorp                                                     8.30%
        U. S. Bank of Oregon                                              7.23
        U. S. Bank of Washington                                          7.10
        U. S. Bank of Idaho                                               7.84

     Total capital to weighted risk assets
        U. S. Bancorp                                                    11.98
        U. S. Bank of Oregon                                             10.90
        U. S. Bank of Washington                                         10.66
        U. S. Bank of Idaho                                              11.39

     Leverage ratio - Tier 1 capital to adjusted average assets
        U. S. Bancorp                                                     8.36
        U. S. Bank of Oregon                                              7.81
        U. S. Bank of Washington                                          7.22
        U. S. Bank of Idaho                                               6.46



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